AMENDMENT NO. 2 TO
            AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
                           EOTT ENERGY PARTNERS, L.P.


         THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF EOTT ENERGY PARTNERS, L.P. (this "Amendment"), dated as of July 16, 1996, is entered into and effectuated by EOTT Energy Corp., a Delaware corporation, as the General Partner, pursuant to authority granted to it in
Section 4.2 of the Amended and Restated Agreement of Limited Partnership of EOTT Energy Partners, L.P., dated as of March 25, 1995, as amended (the "Partnership Agreement"). Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.

         WHEREAS, Section 4.2 of the Partnership Agreement provides that the General Partner (pursuant to its powers of attorney from the Limited Partners and Assignees), without the approval of any Limited Partner or Assignee except as otherwise provided in the Partnership Agreement, may amend any provision of the Partnership Agreement to create such additional Units, or classes or series thereof, or other Partnership Securities, for any Partnership purpose, at any time or from time to time, and may issue such Partnership Securities for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion; and

         WHEREAS, the General Partner deems it in the best interest of the Partnership to effect this Amendment and to exchange the Special Units created hereby for 1,810,011 Common Units issued to Enron Corp. in connection with the financing of the acquisition of assets from Amerada Hess Corporation effective January 1, 1996; and

         WHEREAS, the General Partner has determined that the creation of Special Units provided for in this Amendment and the exchange of Units contemplated hereby will be in the best interest of the Partnership and beneficial to the Limited Partners, including the holders of the Common Units, because it should result in a cost savings to the Partnership and should have no adverse impact on the holders of Common Units;

         NOW, THEREFORE, the Partnership Agreement is hereby amended to create a new class of Partnership Securities as follows:

1. ESTABLISHMENT OF TERMS OF SPECIAL UNITS. There is hereby created a series of Units to be designated as "Special Units," consisting of 1,830,011 Special Units and having the following terms and conditions:

     A. All allocations of items of Partnership income, gain, loss, deduction and credit shall be allocated to the Special Units on a basis that is pro rata with the Common Units, so that the amount thereof allocated to each Common Unit will equal the amount thereof allocated to each Special Unit;

     B. The Special Units shall have the right to share in Partnership distributions on a pro rata basis with the Common Units, so that the amount of any Partnership distribution to each Common Unit will equal the amount of such distribution to each Special Unit;

     C. The Special Units shall have rights upon dissolution and liquidation of the Partnership, including the right to share in any liquidating distributions, that are pro rata with the Common Units, so that the amount of any liquidating distribution to each Common Unit will equal the amount of such distribution to each Special Unit;

     D. The Special Units will not be redeemable by the Partnership except as provided in Section 5 hereof;

     E. The Special Units will not have the privilege of conversion except as provided in Section 3 or Section 4 hereof;


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     F. The Special  Units will have voting  rights  that are  identical  to the voting rights of the Common Units and will vote with the Common Units as a single class, so that each Special Unit will be entitled to one vote on each matter with respect to which each Common Unit is entitled to be voted; each reference in the Partnership Agreement to a vote of holders of Common Units shall be deemed to be a reference to the holders of Common Units and Special Units;

     G. The Special Units will be evidenced by certificates in such form as the General Partner may approve and, subject to the satisfaction of any applicable legal and regulatory requirements, may be assigned or transferred in a manner identical to the assignment and transfer of other Units; the General Partner will act as registrar and transfer agent for the Special Units; and

     H. Except as otherwise provided in this Amendment and unless the context otherwise requires, for purposes of allocations referred to in Section 1.A., the right to share in Partnership distributions referred to in
     Section  1.B.,  rights  upon  dissolution  and  liquidation  referred to in
     Section 1.C. and voting rights referred to in Section 1.F, and for all other purposes, the Special Units and the Common Units shall be considered as a single class of Units, each Special Unit shall be treated in a manner that is identical, in all respects, to each Common Unit, and each reference in the Partnership Agreement to Common Units shall also be deemed to be a reference to Special Units.

2. EXCHANGE OF SPECIAL UNITS FOR 1,830,011 COMMON UNITS OWNED BY ENRON CORP. The terms and conditions upon which the Special Units will be issued are as follows: as promptly as practicable following the execution of this Amendment, the Partnership will issue the 1,830,011 Special Units to Enron Corp. in exchange for the 1,830,011 Common Units issued to Enron Corp. on January 3, 1996; upon receipt of certificates representing such Common Units the Partnership will issue a certificate representing such Special Units.

3. VOTE OF HOLDERS OF PARTNERSHIP SECURITIES. At any time, upon written notice to the General Partner, any holder of Special Units will have the right to require the Partnership to submit to a vote or consent of its securityholders the approval of a change in the terms of the Special Units to provide that each Special Unit is convertible into one Common Unit at the option of the holder of such Special Unit, such conversion option to be exercisable by any holder of Special Units in whole or in part at any time and from time to time. The vote or consent required for such change will be the requisite vote required, under New York Stock Exchange rules or New York Stock Exchange staff interpretations of such rules, for listing of the Common Units that would be issued upon any such conversion. Upon receipt of the required vote or consent, the terms of the Special Units will be changed so that they become convertible as described above.

4. CHANGE OF NEW YORK STOCK EXCHANGE RULES OR INTERPRETATIONS. If at any time the rules of the New York Stock Exchange or the New York Stock Exchange staff interpretations of such rules are changed so that no vote or consent of securityholders of the Partnership is required as a condition to the listing of the Common Units that would be issued upon such conversion, the terms of the Special Units will be changed so that each Special Unit is convertible (without any vote of any securityholders of the Partnership) into one Common Unit at the option of the holder thereof, such conversion option to be exercisable by any holder of Special Units in whole or in part at any time and from time to time.


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5. REDEMPTION OF SPECIAL UNITS IN CERTAIN EVENTS. In the event that (a) any holder of Special Units requires the Partnership to submit to a vote or consent of its securityholders the approval of a change in the terms of the Special Units to provide that they are convertible as provided in Section 3, and (b) the securityholders do not approve such change by the requisite vote, then the terms of the Special Units will be changed so that each Special Unit will be convertible at the option of the holder thereof into the right to receive cash from the Partnership in an amount equal to the then fair market value of one Common Unit, such conversion option to be exercisable in whole or in part at any time and from time to time. Notwithstanding the foregoing, in such case no holder of Special Units shall have the right to convert its Special Units unless such holder and its affiliates voted their Partnership Securities for approval of such change (if and to the extent that such Partnership Securities were entitled to be voted).

6.  DETERMINATION  OF FAIR MARKET VALUE OF A COMMON  UNIT.  For purposes of
Section 5 hereof, the fair market value of one Common Unit will be the average closing price per Common Unit reported at the close of trading on the New York Stock Exchange for the 20 trading days immediately preceding the second trading day prior to the date the holder of Special Units notifies the Partnership that such holder desires to exercise the option in Section 5 hereof.

         This Amendment will be governed by and construed in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

                                            GENERAL PARTNER:

                                                     EOTT ENERGY CORP.


                                                     BY:  /S/ PHILIP J. HAWK
                                                              Philip J. Hawk
                                                              President

                                            LIMITED PARTNERS:

                                                     All  Limited  Partners  now
                                                     and  hereafter  admitted as
                                                     limited   partners  of  the
                                                     Partnership,   pursuant  to
                                                     Powers of Attorney  now and
                                                     hereafter executed in favor
                                                     of,   and    granted    and
                                                     delivered  to, the  General
                                                     Partner.

                                                     By:      EOTT Energy Corp.,
                                                              General   Partner,
                                                              as
                                                              attorney-in-fact
                                                              for  all   Limited
                                                              Partners  pursuant
                                                              to the  Powers  of
                                                              Attorney   granted
                                                              pursuant        to
                                                              Section 1.4 of the
                                                              Partnership
                                                              Agreement.


                                                     By:  /S/ PHILIP J. HAWK
                                                              Philip J. Hawk
                                                              President